Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-200353

PROSPECTUS SUPPLEMENT
(To prospectus dated November 18, 2014)

$2,000,000,000

Public Service Electric and Gas Company
Secured Medium-Term Notes, Series K
Due 1 Year to 30 Years From Date of Issue

     Public Service Electric and Gas Company may offer from time to time its Secured Medium-Term Notes, Series K. We will include the specific terms of any Secured Medium-Term Notes that we may offer in a pricing supplement to this prospectus supplement. Unless the pricing supplement provides otherwise, the Secured Medium-Term Notes that we offer will have the following general terms:

•	Secured as to principal (exclusive of any premium) and interest by one of our first and refunding mortgage bonds, as described under “Description of the Secured Medium-Term Notes — Security” in the accompanying prospectus
•	Stated maturities of 1 year to 30 years from date of issue
•	Interest at the fixed rate per annum specified in the applicable pricing supplement
•	Redemption at 100% of the principal amount plus accrued interest resulting from the receipt of funds upon the sale of mortgaged property as described under “Description of the Secured Medium-Term Notes — Mandatory Redemption” in the accompanying prospectus
•	Additional redemption provisions, if any, as specified in the applicable pricing supplement
•	Payments in U.S. dollars
•	Minimum denominations of $1,000
•	Book-entry form (through The Depository Trust Company) except in limited circumstances

 Investing in the Secured Medium-Term Notes involves certain risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 6 of the accompanying prospectus, as well as the risk factors contained in our most recently filed Annual Report on Form 10-K and in our other periodic reports filed with the Securities and Exchange Commission that are incorporated by reference herein.

			Proceeds, Before Expenses,
	Public	Agents’ Discounts	to Public Service
	Offering Price	and Commissions	Electric and Gas Company
Per Secured Medium-Term Note	100%	..150% – .750%	99.850% – 99.250%
Total	$2,000,000,000	$3,000,000 – $15,000,000	$1,997,000,000 – $1,985,000,000

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

     We may sell the Secured Medium-Term Notes to the Agents as principal for resale at varying or fixed offering prices or through the Agents as agents using their reasonable best efforts on our behalf. We may also sell the Secured Medium-Term Notes directly to investors and other purchasers on our own behalf where we are authorized to do so.

Barclays
          BNP PARIBAS
                    BNY Mellon Capital Markets, LLC
                              CIBC
                                        Credit Suisse
                                                  Goldman, Sachs & Co.
                                                            J.P. Morgan
                                                                      MUFG
                                                                                Mizuho Securities
                                                                                          Morgan Stanley
                                                                                                    RBC Capital Markets
                                                                                                              Scotiabank
                                                                                                                        Wells Fargo Securities

The date of this prospectus supplement is May 6, 2015

TABLE OF CONTENTS

Prospectus Supplement

S-i

     You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus, any pricing supplement and documents to which we otherwise refer you. Neither we nor any Agent has authorized any other person to provide you with different or additional information. You should not rely on any other information or representation. Neither we nor any Agent is making an offer to sell the Secured Medium-Term Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of the date on the front of the applicable document. Our business, prospects, financial condition, liquidity and results of operations may have changed since such dates.

     It is important for you to read and consider all information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

     In this prospectus supplement, unless the context indicates otherwise, the words and terms “PSE&G,” “the Company,” “we,” “us,” “our” or “ours” refer to Public Service Electric and Gas Company and its consolidated subsidiaries.

     Our principal executive office is located at 80 Park Plaza, Newark, New Jersey 07102 and our telephone number is (973) 430-7000.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the Securities and Exchange Commission (the “SEC”). Our filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov, as well as at our website at www.pseg.com. None of the information contained at any time on our website is incorporated by reference into this prospectus supplement, the accompanying prospectus or any pricing supplement. You may read and copy any material on file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

     You may also inspect these documents at the New York Stock Exchange, Inc., where certain of our previously issued securities are listed.

     The SEC allows us to “incorporate by reference” documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the information in the documents listed below that has been filed with the SEC.

•	Our Annual Report on Form 10-K for the year ended December 31, 2014.
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.
•	We also incorporate by reference any future filings made with the SEC on or after the date of this prospectus supplement and prior to the termination of any particular offering of the Secured Medium-Term Notes under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for Current Reports on Form 8-K or applicable portion thereof containing only disclosure furnished under Item 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K.

     You can get a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus by making an oral or written request directed to:

Vice President, Investor Relations
PSEG Services Corporation
80 Park Plaza, 4th Floor
Newark, NJ 07102
Telephone (973) 430-6565

S-1

FORWARD-LOOKING STATEMENTS

     This prospectus supplement, the accompanying prospectus, any pricing supplement and the documents incorporated by reference or deemed to be incorporated by reference include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying prospectus, any pricing supplement and the documents incorporated by reference or deemed to be incorporated by reference that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our future performance, future capital expenditures and growth, revenues, earnings, business strategy, market and industry developments and prospects, are forward-looking statements. When used in this prospectus supplement, the accompanying prospectus, any pricing supplement or in documents incorporated by reference or deemed to be incorporated by reference, the words “will,” “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, actual results and developments may differ materially from our expectations and predictions due to a number of risks and uncertainties, many of which are beyond our control. Certain factors that could cause actual results to differ materially from those contemplated in any forward-looking statements are discussed in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and any subsequently filed periodic reports and in the notes to our financial statements and other information filed with the SEC. These factors include, but are not limited, to:

•	adverse changes in energy industry law, policies and regulations, including market structures and transmission planning,
•	any inability of our transmission and distribution businesses to obtain adequate and timely rate relief and regulatory approvals from federal and state regulators,
•	changes in federal and state environmental regulations and enforcement that could increase our costs or limit our operations,
•	adverse outcomes of any legal, regulatory or other proceeding, settlement, investigation or claim applicable to us and/or the energy industry,
•	any deterioration in our credit quality or the credit quality of our counterparties,
•	availability of capital and credit at commercially reasonable terms and conditions and our ability to meet cash needs,
•	delays in receipt of necessary permits and approvals for our construction and development activities,
•	delays or unforeseen cost escalations in our construction and development activities,
•	any inability to achieve, or continue to sustain, our expected levels of operating performance,
•	any equipment failures, accidents, severe weather events or other incidents that impact our ability to provide safe and reliable service to our customers, and any inability to obtain sufficient insurance coverage or recover proceeds of insurance with respect to such events,
•	acts of terrorism, cybersecurity attacks or intrusions that could adversely impact our business,
•	increases in competition in energy supply markets as well as for transmission projects,
•	any inability to realize anticipated tax benefits or retain tax credits,
•	challenges associated with recruitment and/or retention of a qualified workforce,
•	adverse performance of our defined benefit plan trust fund investments and changes in funding requirements,
•	changes in technology, such as distributed generation and micro grids, and greater reliance on these technologies; and
•	changes in customer behaviors, including increases in energy efficiency, net-metering and demand response.

Additional information concerning these factors is set forth under “Risk Factors.”

S-2

     All of the forward-looking statements made in this prospectus supplement, the accompanying prospectus, any pricing supplement or in the documents incorporated by reference or deemed to be incorporated by reference are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to or effects on us or our business, prospects, financial condition, liquidity or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision to purchase any Secured Medium-Term Notes, Series K (the “Secured Medium-Term Notes”). Except as may be required by federal securities laws, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding the Secured Medium-Term Notes, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances.

     The forward-looking statements contained in this prospectus supplement, the accompanying prospectus, any pricing supplement and the documents incorporated by reference or deemed to be incorporated by reference herein or therein are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.

RISK FACTORS

     Your investment in the Secured Medium-Term Notes involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks as well as the discussion of risks in our most recently filed Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference into this prospectus supplement, the accompanying prospectus and any pricing supplement, before deciding whether an investment in the Secured Medium-Term Notes is suitable for you. Such factors could have a material adverse effect on our business, prospects, financial condition, liquidity or results of operations and on the trading price of the Secured Medium-Term Notes. Such factors could affect actual results and cause our results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. See “Forward-Looking Statements.” Secured Medium-Term Notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components.

Redemption May Adversely Affect Your Return on the Secured Medium-Term Notes

     The Secured Medium-Term Notes are redeemable under certain conditions. As a result, we may redeem your Secured Medium-Term Notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as your Secured Medium-Term Notes being redeemed.

You Will Not Be Entitled to Take Any Action With Respect to Property Securing the Pledged Bond Unless an Event of Default Under the Note Indenture Also Constitutes an Event of Default Under the Mortgage

     The Secured Medium-Term Notes will be serviced and secured equally and ratably by the series of our First and Refunding Mortgage Bonds designated as First and Refunding Mortgage Bonds, Medium-Term Notes Series K (the “Pledged Bond”), in an aggregate principal amount equal to $2,000,000,000 issued and pledged by us and delivered to the Note Trustee (as defined below) in accordance with the Note Indenture (as defined below). The Pledged Bond services and secures the payment of the principal of, and interest on, the Secured Medium-Term Notes; provided, however, that the Pledged Bond does not service or secure any premium due in respect of the Secured Medium-Term Notes. All of our First and Refunding Mortgage Bonds, including the Pledged Bond, are secured by a lien on substantially all of our property. See “Description of the Mortgage Bonds” in the accompanying prospectus. The registered holders of the Secured Medium-Term Notes will be entitled to the benefits of the security afforded by such lien on such property only upon the occurrence of an event of default under the Mortgage (as defined under “Description of the Mortgage Bonds” in the accompanying prospectus) and the acceleration of the principal of our First and Refunding Mortgage Bonds in accordance with the Mortgage. Accordingly, upon the occurrence of an event of default under the Note Indenture other than one constituting an event of default under the Mortgage that results in the acceleration of the principal of the First and Refunding Mortgage Bonds in accordance with the Mortgage, registered holders of the Secured Medium-Term Notes will not be entitled to take any action with respect to the property securing the Pledged Bond.

S-3

There May Not Be Any Trading Market for Your Secured Medium-Term Notes; Many Factors Affect the Trading Price of Your Secured Medium-Term Notes

     Upon issuance, your Secured Medium-Term Notes will not have an established trading market. We cannot assure you that a liquid trading market for your Secured Medium-Term Notes will ever develop or be maintained if it does develop. In addition to our creditworthiness, many factors affect the trading market for, and trading price of, your Secured Medium-Term Notes. These factors include:

•	the method of calculating the principal, premium and interest in respect of your Secured Medium-Term Notes;
•	the time remaining to the maturity of your Secured Medium-Term Notes;
•	the outstanding amount of Secured Medium-Term Notes;
•	the redemption features of your Secured Medium-Term Notes; and
•	the level, direction and volatility of market interest rates generally.

     There may be a limited number of buyers when you decide to sell your Secured Medium-Term Notes. This may affect the price you receive for the Secured Medium-Term Notes or your ability to sell the Secured Medium-Term Notes at all. In addition, Secured Medium-Term Notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed. You should not purchase Secured Medium-Term Notes unless you understand and know you can bear all of the investment risks involving your Secured Medium-Term Notes.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Secured Medium-Term Notes

     Our credit ratings may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Secured Medium-Term Notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, the Secured Medium-Term Notes.

DESCRIPTION OF THE SECURED MEDIUM-TERM NOTES

     The Secured Medium-Term Notes will constitute a series of debt securities under an Indenture of Trust, dated as of July 1, 1993, as amended or modified from time to time (the “Note Indenture”), between us and The Bank of New York Mellon (successor to The Chase Manhattan Bank (National Association)), as trustee (the “Note Trustee”). The Note Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. Reference is directed to the description of Secured Medium-Term Notes contained in the accompanying prospectus under the caption “Description of the Secured Medium-Term Notes.” The description of certain provisions of the Secured Medium-Term Notes and the Note Indenture contained herein and in the accompanying prospectus summarizes the material provisions of the Secured Medium-Term Notes and the Note Indenture. It does not, however, describe every aspect of the Secured Medium-Term Notes and the Note Indenture. For a complete statement of such provisions, reference is made to the actual provisions of the Secured Medium-Term Notes and the Note Indenture.

     The Secured Medium-Term Notes are limited to an aggregate initial offering price not to exceed $2,000,000,000. The purchase price, aggregate principal amount, interest rate, stated maturity date, any additional redemption provisions and other variable terms of each tranche of Secured Medium-Term Notes will be set forth in the applicable pricing supplement, which will supplement, and (to the extent inconsistent) supersede, the description of those Secured Medium-Term Notes contained in the accompanying prospectus and this prospectus supplement.

     Capitalized terms used but not defined in this prospectus supplement shall have the meanings given to them in the accompanying prospectus, the Secured Medium-Term Notes or the Note Indenture, as the case may be.

     We maintain ordinary banking relationships with The Bank of New York Mellon, including credit facilities and lines of credit. Thomas A. Renyi, retired Executive Chairman of The Bank of New York Mellon, is a member of the Board of Directors of our parent, Public Service Enterprise Group Incorporated.

S-4

DESCRIPTION OF THE PLEDGED BOND

     The Secured Medium-Term Notes are serviced and secured equally and ratably by our Pledged Bond, due May 1, 2050. The Pledged Bond is issued and secured by an Indenture dated August 1, 1924, as amended and supplemented from time to time, including the Supplemental Indenture dated as of May 1, 2015, between us and U.S. Bank National Association (successor to Fidelity Union Trust Company), as trustee.

     Interest on the Pledged Bond shall accrue at a fixed rate per annum of 10% computed on the basis of a 360-day year of twelve 30-day months and shall be payable semi-annually in arrears on May 1 and November 1 of each year, subject to receipt of certain credits against principal and interest and such obligations, as set forth in the accompanying prospectus under the heading “Description of the Pledged Bond — Interest, Maturity and Payment.”

     In the event that any proposed action related to the Pledged Bond would adversely affect the registered holders of the Secured Medium-Term Notes, the Note Trustee shall not vote the Pledged Bond without notice to and approval of the holders of at least 662/3% in aggregate principal amount of the Secured Medium-Term Notes.

     Additional information regarding the Pledged Bond is set forth in the accompanying prospectus under the heading “Description of the Pledged Bond.”

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the Secured Medium-Term Notes is based upon the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect. It deals only with Secured Medium-Term Notes held as capital assets by initial purchasers (unless otherwise specified) and does not purport to deal with purchasers in special tax situations, such as financial institutions, tax-exempt organizations, individual retirement accounts, partnerships and other pass-through entities, insurance companies, regulated investment companies, entities classified as partnerships, dealers in securities or currencies, persons holding Secured Medium-Term Notes as part of a hedging or conversion transaction or as a position in a “straddle” for tax purposes, or persons whose functional currency (as defined in section 985 of the Code) is not the United States dollar. Prospective purchasers of the Secured Medium-Term Notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Secured Medium-Term Notes arising under any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

     As used herein, the term “U.S. Holder” means a beneficial owner of a Secured Medium-Term Note that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be considered a U.S. Holder. If a partnership holds a Secured Medium-Term Note, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding a Secured Medium-Term Note, you should consult your tax advisors. As used herein, the term “non-U.S. Holder” means a beneficial owner of a Secured Medium-Term Note that is not a U.S. Holder.

U.S. Holders

     Payments of Interest. Payments of interest on a Secured Medium-Term Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder’s regular method of tax accounting); provided that the interest is “qualified stated interest” (as defined below).

S-5

     Original Issue Discount. For United States federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Secured Medium-Term Note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the Secured Medium-Term Note’s “stated redemption price” at maturity (i) multiplied by the number of complete years to its maturity from its issue date or, (ii) in the case of a Secured Medium-Term Note providing for the payment of any amount other than “qualified stated interest” prior to maturity, multiplied by the weighted average maturity of such Secured Medium-Term Note). The issue price of each Secured Medium-Term Note in an issue of Secured Medium-Term Notes equals the first price at which a substantial amount of such Secured Medium-Term Notes has been sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The “stated redemption price” at maturity of a Secured Medium-Term Note is the sum of all payments provided by the Secured Medium-Term Note other than “qualified stated interest” payments. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate.

     Payments of qualified stated interest on a Secured Medium-Term Note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder’s regular method of tax accounting). A U.S. Holder of a Secured Medium-Term Note issued with original issue discount (a “Discount Note”) must include original issue discount in income as ordinary interest for United States federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder’s regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a Discount Note is the sum of the daily portions of original issue discount with respect to such Discount Note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Discount Note. The “daily portion” of original issue discount on any Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An “accrual period” may be of any length and the accrual periods may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the Discount Note’s adjusted issue price at the beginning of such accrual period and its yield to maturity and (ii) the amount of any qualified stated interest payments allocable to such accrual period. The “adjusted issue price” of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

     A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Discount Note after the purchase date, other than payments of qualified stated interest, will be considered to have purchased the Discount Note at an “acquisition premium.” Under the acquisition premium rules, the amount of original issue discount that such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

     Certain of the Secured Medium-Term Notes (i) may be redeemable at our option prior to their stated maturity (a “call option”) and/or (ii) may be repayable at the option of the holder prior to their stated maturity (a “put option”). Secured Medium-Term Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Secured Medium-Term Notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased Secured Medium-Term Notes.

     U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

S-6

     Short-Term Secured Medium-Term Notes. Secured Medium-Term Notes that have a fixed maturity of one year or less (“Short-Term Notes”) will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States federal income tax purposes under the accrual method, and certain other U.S. Holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

     Market Discount. If a U.S. Holder purchases a Secured Medium-Term Note for an amount that is less than its stated redemption price at maturity (or, in the case of a Discount Note, its revised issue price as of the purchase date), such U.S. Holder will be treated as having purchased such Secured Medium-Term Note at a “market discount,” unless the amount of such market discount is less than a specified de minimis amount.

     Under the market discount rules, a U.S. Holder will be required to treat any payment that does not constitute qualified stated interest on (for example, any partial principal payment), or any gain realized on the sale, exchange, retirement or other disposition of, a Secured Medium-Term Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Secured Medium-Term Note, unless the U.S. Holder elects to accrue market discount on a constant yield basis.

     A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Secured Medium-Term Note with market discount until the maturity of the Secured Medium-Term Note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or a constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Secured Medium-Term Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service (the “IRS”).

     Premium. If a U.S. Holder purchases a Secured Medium-Term Note for an amount that is greater than the sum of all amounts payable on such notes after the purchase date other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the Secured Medium-Term Note with “amortizable bond premium” equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the Secured Medium-Term Note and may offset interest otherwise required to be included in respect of the note during any taxable year by the amortized amount of such excess for the taxable year. Bond premium on a Secured Medium-Term Note held by a U.S. Holder that does not make such an election will decrease the amount of gain or increase the amount of loss otherwise recognized on the disposition of the Secured Medium-Term Notes. However, if the Secured Medium-Term Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Secured Medium-Term Note. Any election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

     Disposition of a Secured Medium-Term Note. Except as discussed above, upon the sale, exchange or retirement of a Secured Medium-Term Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder’s adjusted tax basis in such note. A U.S. Holder’s

S-7

adjusted tax basis in a Secured Medium-Term Note generally will equal such U.S. Holder’s initial investment in the note increased by any original issue discount and market discount included in income and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such note. Such gain or loss generally will be long-term capital gain or loss if the Secured Medium-Term Note had been held at the time of disposition for more than one year. If the U.S. Holder is an individual, long-term capital gains will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Non-U.S. Holders

     A non-U.S. Holder who is an individual or corporation (or an entity treated as a corporation for United States federal income tax purposes) holding the Secured Medium-Term Notes on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a Secured Medium-Term Note, unless such non-U.S. Holder is a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, a direct or indirect 10% or greater shareholder of us, or a “controlled foreign corporation” for United States federal income tax purposes that is related to us. To qualify for the exemption from taxation, the Withholding Agent (as defined below) must have received a statement from the individual or corporation that:

•	is signed under penalties of perjury by the beneficial owner of the Secured Medium-Term Note,
•	certifies that such owner is not a U.S. Holder, and
•	provides the beneficial owner’s name and address.

     A “Withholding Agent” is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. Holder (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”) or IRS Form W-8BEN-E (“W-8BEN-E”) (or other applicable form), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. The beneficial owner must inform the Withholding Agent within 30 days of any change in the information on the statement and furnish a new W-8BEN or W-8BEN-E (or other applicable form). A non-U.S. Holder who is not an individual or corporation (or an entity treated as a corporation for United States federal income tax purposes) holding the Secured Medium-Term Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of Secured Medium-Term Notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner’s W-8BEN or W-8BEN-E (or other applicable form) or the substitute form.

     Generally, a non-U.S. Holder whose income with respect to a Secured Medium-Term Note is not effectively connected with the conduct by such non-U.S. Holder of a U.S. trade or business will not be subject to United States federal income taxes on any amount which constitutes capital gain upon retirement or disposition of such Secured Medium-Term Note, unless such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

     A non-U.S. Holder whose income with respect to its investment in a Secured Medium-Term Note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

     The Secured Medium-Term Notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of ours or, at the time of such individual’s death, payments in respect of the Secured Medium-Term Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

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Backup Withholding

     Backup withholding of United States federal income tax may apply to payments made in respect of the Secured Medium-Term Notes to registered owners who are not “exempt recipients” and who fail to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Secured Medium-Term Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

     In addition, upon the sale of a Secured Medium-Term Note to (or through) a broker, the broker must report the sale and withhold at the statutory applicable rate of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Certification of the registered owner’s non-U.S. status would be made normally on a W-8BEN or W-8BEN-E (or other applicable form) under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

     Sections 1471-1474 of the Code and the Treasury Regulations thereunder (“FATCA”) impose withholding taxes on certain types of payments made to “foreign financial institutions,” as specially defined under FATCA, and certain other non-U.S. entities. FATCA imposes a 30% withholding tax on payments of interest (including original issue discount) on, and gross proceeds from the sale or other disposition of, the Secured Medium-Term Notes paid to a foreign financial institution unless the foreign financial institution is deemed to be compliant with FATCA or enters into an agreement with the IRS to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, FATCA imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity of a certain type unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information to the IRS or to the withholding agent regarding each substantial U.S. owner. These rules currently apply to payments of interest (including original issue discount) and are expected to apply to payments of gross proceeds from the sale or other disposition of the Secured Medium-Term Notes after December 31, 2016. Prospective investors should consult their tax advisors regarding the application of FATCA to the acquisition, ownership or disposition of the Secured Medium-Term Notes.

S-9

PLAN OF DISTRIBUTION

     We are offering the Secured Medium-Term Notes on a continuing basis for sale to or through Barclays Capital Inc., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, CIBC World Markets Corp., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC (the “Agents”). We and the Agents have entered into a distribution agreement with respect to the Secured Medium-Term Notes. The Agents, individually or in a syndicate, may purchase Secured Medium-Term Notes, as principal, from us from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent or, if so specified in the applicable pricing supplement, for resale at a fixed offering price. However, we may agree with an Agent for that Agent to utilize its reasonable efforts on an agency basis on our behalf to solicit offers to purchase Secured Medium-Term Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. We will pay a commission to an Agent, ranging from .150% to .750% of the principal amount of each Secured Medium-Term Note, depending upon its stated maturity, sold through that Agent as our agent. In addition, we estimate our expenses incurred in connection with the offering and sale of the Secured Medium-Term Notes, including reimbursement of certain of the Agents’ expenses, will total approximately $3,600,000.

     Unless otherwise specified in the applicable pricing supplement, any Secured Medium-Term Note sold to an Agent as principal will be purchased by that Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a Secured Medium-Term Note of identical maturity. An Agent may sell Secured Medium-Term Notes it has purchased from us as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with that purchase. An Agent may allow, and dealers may reallow, a discount to certain other dealers. After the initial offering of Secured Medium-Term Notes, the offering price (in the case of Secured Medium-Term Notes to be resold on a fixed offering price basis), the concession and the reallowance may be changed.

     We reserve the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly by us or through an Agent). Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Secured Medium-Term Notes received by it on an agency basis.

     Unless otherwise specified in the applicable pricing supplement, you will be required to pay the purchase price of your Secured Medium-Term Notes in immediately available funds in The City of New York on the date of settlement.

     Upon issuance, the Secured Medium-Term Notes will not have an established trading market. The Secured Medium-Term Notes will not be listed on any securities exchange. The Agents may from time to time purchase and sell Secured Medium-Term Notes in the secondary market, but the Agents are not obligated to do so, and there can be no assurance that a secondary market for the Secured Medium-Term Notes will develop, be maintained or be liquid. From time to time, the Agents may make a market in the Secured Medium-Term Notes, but the Agents are not obligated to do so and may discontinue any market-making activity at any time.

     In connection with certain offerings of Secured Medium-Term Notes, the Agents may engage in overallotment stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of Secured Medium-Term Notes. If those Agents create a short position in Secured Medium-Term Notes, i.e., if they sell Secured Medium-Term Notes in an amount exceeding the amount referred to in the applicable pricing supplement, they may reduce that short position by purchasing Secured Medium-Term Notes in the open market. In general, purchases of Secured Medium-Term Notes for the purpose of stabilization or to reduce a short position could cause the price of Secured Medium-Term Notes to be higher than it might be in the absence of these types of purchases.

     The Agents also may impose a penalty bid. This occurs when a particular Agent repays to the Agents a portion of the commission received by it because the representatives of the Agents have repurchased notes sold by or for the account of such Agent in stabilizing or short covering transactions.

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     Neither we nor any Agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the two immediately preceding paragraphs may have on the price of Secured Medium-Term Notes. In addition, neither we nor any Agent makes any representation that the Agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The names of the applicable Agents or other persons through which we sell any Secured Medium-Term Notes, as well as any commissions or discounts payable to those persons, will be set forth in the applicable pricing supplement.

     The Agents may be deemed to be “underwriters” within the meaning of the Securities Act. We have agreed to indemnify the several Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Agents may be required to make in respect thereof.

     The Agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and certain of our affiliates, for which they received or will receive customary fees and expenses.

     In the ordinary course of their various business activities, the Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The Agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

     The Note Trustee is an affiliate of one of the Agents, BNY Mellon Capital Markets, LLC.

LEGAL MATTERS

     The validity of the Secured Medium-Term Notes and the Pledged Bond will be passed on for us by M. Courtney McCormick, Esquire, our Deputy General Counsel, or Tamara L. Linde, Esquire, our Executive Vice President and General Counsel, who may rely on the opinion of Ballard Spahr LLP, of Philadelphia, Pennsylvania, as to matters of Pennsylvania law. Sidley Austin LLP, New York, New York, will act as counsel for the Agents and may rely on the opinion of Ms. McCormick or Ms. Linde as to matters of New Jersey law and on the opinion of Ballard Spahr LLP as to matters of Pennsylvania law. Sidley Austin LLP has from time to time represented, and continues to represent, PSE&G and its affiliates in connection with certain unrelated legal matters.

S-11

PROSPECTUS

First and Refunding Mortgage Bonds
Secured Medium-Term Notes

     We may offer from time to time, together or separately, one or more series of our First and Refunding Mortgage Bonds and/or Secured Medium-Term Notes.

     When a particular series of First and Refunding Mortgage Bonds or Secured Medium-Term Notes is offered, we will prepare a prospectus supplement setting forth the particular terms of the offered securities. You should read this prospectus and any prospectus supplement carefully before you make any decision to invest in any securities that may be offered.

     The First and Refunding Mortgage Bonds and Secured Medium-Term Notes may be offered in amounts, at initial offering prices and on terms to be determined at the time of offering.

     We will sell the First and Refunding Mortgage Bonds and Secured Medium-Term Notes as set forth in the “Plan of Distribution” in this prospectus or in accordance with the procedures set forth in any applicable prospectus supplement.

     This prospectus may not be used to consummate sales of the securities without the delivery of one or more prospectus supplements or pricing supplements.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     Investing in our First and Refunding Mortgage Bonds or our Secured Medium-Term Notes involves risks. You should carefully consider the information in the section entitled “Risk Factors” contained in our most recently filed Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest in our First and Refunding Mortgage Bonds or our Secured Medium-Term Notes.

The date of this prospectus is November 18, 2014.

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ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus or combinations thereof in one or more offerings of one or more series.

     This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

     In this prospectus, unless the context indicates otherwise, the words and terms “PSE&G,” “we,” “our,” “ours” and “us” refer to Public Service Electric and Gas Company and its consolidated subsidiaries.

     We may use this prospectus to offer from time to time:

•	our First and Refunding Mortgage Bonds (we refer to these Bonds and other Bonds issued or issuable under the Mortgage (as defined herein) as “Mortgage Bonds”); or
•	our Secured Medium-Term Notes.

     We sometimes refer to our First and Refunding Mortgage Bonds and our Secured Medium-Term Notes that may be offered under this prospectus collectively as the “Securities.”

     We believe that we have included or incorporated by reference all information material to investors in this prospectus, but certain details that may be important for specific investment purposes have not been included. For more detailed information about the Securities, you should read the exhibits filed with or incorporated by reference into the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public over the Internet on the SEC’s web site at http://www.sec.gov, as well as on our web site at www.pseg.com. None of the information contained at any time on our web site is incorporated by reference into this prospectus. You may read and copy any material on file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

     You may also inspect these documents at the New York Stock Exchange, Inc., where certain of our previously issued securities are listed.

     The SEC allows us to “incorporate by reference” documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the information in the documents listed below that has been filed with the SEC.

•	Our Annual Report on Form 10-K for the year ended December 31, 2013;
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014; and
•	Our Current Reports on Form 8-K filed on February 21, 2014, June 2, 2014, July 17, 2014, August 6, 2014, August 12, 2014 (second filing) and November 7, 2014.

     We also incorporate by reference any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of any particular offering of Securities, except for current reports on Form 8-K. containing only disclosure furnished under Item 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K.

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     You can get a free copy of any of the documents incorporated by reference in this prospectus by making an oral or written request directed to:

Vice President, Investor Relations
PSEG Services Corporation
80 Park Plaza, 6th Floor
Newark, NJ 07102
Telephone (973) 430-6565

     You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus or in the prospectus supplement or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different or additional information. You should not rely on any other information or representations. Our business, prospects, financial condition and results of operations may change after this prospectus and the prospectus supplement are distributed to you. You should not assume that the information in this prospectus and the prospectus supplement is accurate as of any date other than the dates on the front of those documents. You should read all information supplementing this prospectus.

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FORWARD-LOOKING STATEMENTS

     This prospectus and any prospectus supplement, including the documents incorporated by reference or deemed to be incorporated by reference, include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus and any prospectus supplement and the documents incorporated by reference or deemed to be incorporated by reference that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our future performance, future capital expenditures and growth, revenues, earnings, business strategy, market and industry developments and prospects, are forward-looking statements. When used in this prospectus, any prospectus supplement or in documents incorporated by reference or deemed to be incorporated by reference, the words “will,” “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, actual results and developments may differ materially from our expectations and predictions due to a number of risks and uncertainties, many of which are beyond our control. Certain factors that could cause actual results to differ materially from those contemplated in any forward-looking statements are discussed in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and in the notes to our financial statements and other information filed with the SEC. These factors include, but are not limited to:

•	adverse changes in energy industry law, policies and regulation, including market structures and a potential shift away from competitive markets toward subsidized market mechanisms, transmission planning and cost allocation rules, including how transmission projects are planned and who is permitted to build transmission in the future, and reliability standards;
•	any inability of our transmission and distribution businesses to obtain adequate and timely rate relief and regulatory approvals from federal and state regulators;
•	changes in federal and state environmental regulations and enforcement that could increase our costs or limit our operations;
•	adverse outcomes of any legal, regulatory or other proceeding, settlement, investigation or claim applicable to us and/or the energy industry;
•	any deterioration in our credit quality or the credit quality of our counterparties;
•	availability of capital and credit on commercially reasonable terms and conditions and our ability to meet cash needs;
•	delays in receipt of necessary permits and approvals for our construction and development activities;
•	delays or unforeseen cost escalations in our construction and development activities;
•	any inability to achieve, or continue to sustain, our expected levels of operating performance;
•	any equipment failures, accidents, severe weather events or other incidents that impact our ability to provide safe and reliable service to our customers, and any inability to obtain sufficient insurance coverage or recover proceeds of insurance with respect to such events;
•	acts of terrorism, cybersecurity attacks or intrusions that could adversely impact our business;
•	increases in competition in energy supply markets as well as competition for certain transmission projects;
•	any inability to realize anticipated tax benefits or retain tax credits;
•	challenges associated with recruitment and/or retention of a qualified workforce;
•	adverse performance of our defined benefit plan trust fund investments and changes in funding requirements;
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•	changes in technology, such as distributed generation and micro grids, and greater reliance on these technologies; and
•	changes in customer behaviors, including increases in energy efficiency, net-metering and demand response.

     Additional information concerning these factors is referred to under “Risk Factors.”

     All of the forward-looking statements made in this prospectus and any prospectus supplement and in the documents incorporated by reference or deemed to be incorporated by reference are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision to purchase our Mortgage Bonds or Secured Medium-Term Notes. Except as may be required by federal securities laws, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding our Mortgage Bonds or Secured Medium-Term Notes, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances.

     The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference or deemed to be incorporated by reference herein or therein are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.

RISK FACTORS

     Your investment in the Mortgage Bonds and the Secured Medium-Term Notes involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the discussion of risks in our most recently filed Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference into this prospectus and any discussion of risks that may be included in the applicable prospectus supplement and other information contained in the documents incorporated by reference or elsewhere in this prospectus, before deciding whether an investment in the Mortgage Bonds or the Secured Medium-Term Notes is suitable for you. Such factors could have a material adverse effect on our business, prospects, financial condition or results of operations and on the trading price of the Mortgage Bonds or the Secured Medium-Term Notes. Such factors could affect actual results and cause our results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. See “Forward-Looking Statements.”

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

     We are an operating public utility company engaged principally in the transportation, distribution and sale of electric energy and gas service in New Jersey. We currently supply electric energy and gas service in areas of New Jersey where approximately 6.2 million people, about 70% of the State’s population, reside. Our electric and gas service area is a corridor of approximately 2,600 square miles running diagonally across New Jersey from Bergen County in the northeast to an area below the City of Camden in the southwest. The greater portion of this area is served with both electricity and gas, but some parts are served with electricity only and other parts with gas only. As of December 31, 2013, we provided service to approximately 2.2 million electric customers and approximately 1.8 million gas customers. This heavily populated, commercialized and industrialized territory encompasses most of New Jersey’s largest municipalities, including its six largest cities—Newark, Jersey City, Paterson, Elizabeth, Trenton and Camden—in addition to approximately 300 suburban and rural communities. This service territory contains a diversified mix of commerce and industry, including major facilities of many corporations of national prominence. Our load requirements are split among residential, commercial and industrial customers. We believe that we have all the franchises (including consents) necessary for our electric and gas distribution operations in the territory we serve. Such franchise rights are not exclusive.

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     We are subject to regulation by the New Jersey Board of Public Utilities (BPU) and the Federal Energy Regulatory Commission (FERC). Revenues for our electric transmission services are based upon tariffs approved by the FERC. Revenues for our electric distribution and gas delivery services are based upon tariffs approved by the BPU. We also provide non-tariff competitive services, such as appliance repair services, as well as energy efficiency programs, and develop, install and operate solar power systems, subject to BPU regulations.

     We are a New Jersey corporation and all of our common stock is owned by Public Service Enterprise Group Incorporated (PSEG). Our principal office is located at 80 Park Plaza, Newark, New Jersey 07102 and our telephone number is 973-430-7000.

Consolidated Ratios of Earnings to Fixed Charges

     Our consolidated ratios of earnings to fixed charges for each of the periods indicated are as follows:

	Nine Months Ended	Years Ended December 31,
	September 30, 2014	2013	2012	2011	2010	2009
Ratios of Earnings to Fixed Charges(1)	5.02	4.09	3.62	3.69	2.81	2.74

(1)	The term Earnings is defined as pre-tax income from continuing operations plus the amount of fixed charges adjusted to exclude the amount of any interest capitalized during the period. Fixed Charges represent (a) interest, whether expensed or capitalized, (b) amortization of debt discount, premium and expense and (c) an estimate of interest implicit in rentals.

     You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS

     Unless we state otherwise in the prospectus supplement, net proceeds from the sale of the Mortgage Bonds and Secured Medium-Term Notes will be added to our general funds and will be used for general corporate purposes, including the redemption or refunding of our outstanding indebtedness.

DESCRIPTION OF THE MORTGAGE BONDS

     The Mortgage Bonds are to be issued under and secured by the indenture dated August 1, 1924, between us and US Bank National Association (successor to Fidelity Union Trust Company), as Trustee (the “Mortgage Trustee”), as amended and supplemented by the 22 supplemental indentures now in effect and, for each series of such Mortgage Bonds, a new supplemental indenture to be dated the first day of the month in which such series of the Mortgage Bonds are issued (the “New Supplements”). The indenture, supplemental indentures and the form of supplemental indenture are hereinafter collectively called the “Mortgage” and are filed as Exhibits 4-1 through 4-24 to the registration statement of which this prospectus is a part. The following description summarizes the material provisions of the Mortgage. It does not, however, describe every aspect of the Mortgage and the Mortgage Bonds. For a complete statement of such provisions, reference is made to the above-mentioned Exhibits and to the particular Articles and Sections of the Mortgage. A copy of the Mortgage, including a proposed New Supplement, may be inspected at the office of the Mortgage Trustee at 21 South Street, Morristown, New Jersey or at the office of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Each time we sell Mortgage Bonds, we will also provide a prospectus supplement that will contain specific information about the terms of that offering.

     Mortgage Bonds will be issuable only in fully registered form in denominations of $1,000 and any multiple thereof. Mortgage Bonds will be transferable, and the several denominations thereof will be exchangeable for Mortgage Bonds of other authorized denominations, upon compliance with the applicable provisions of the Mortgage. No service charge will be made for any such transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     The Mortgage does not contain any covenant or other provision that specifically is intended to afford holders of the Mortgage Bonds protection in the event of a highly leveraged or similar transaction.

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     The Mortgage and the Mortgage Bonds will be governed by, and construed in accordance with, the laws of the State of New Jersey.

Interest, Maturity and Payment

     See the prospectus supplement.

Redemption

     See the prospectus supplement.

Lien and Security

     Mortgage Bonds sold pursuant to this prospectus will be secured by the lien of the Mortgage equally and proportionately with all other Mortgage Bonds. The Mortgage is a first lien on all of our property and franchises now owned or hereafter acquired (except cash, accounts and bills receivable, merchandise bought, sold or manufactured for sale in the ordinary course of business, stocks, bonds or other corporate obligations or securities, other than those now or hereafter specifically pledged thereunder, not acquired with the proceeds of Mortgage Bonds) (the effectiveness of the after-acquired property clause being subject to certain possible exceptions under New Jersey law which we do not regard as of practical importance), subject only (i) to liens for taxes, assessments and governmental charges and other liens, encumbrances and rights, none of which liens, encumbrances or rights, in our opinion, materially affects the use of the mortgaged property or the value thereof as security for the Mortgage Bonds, (ii) to the lien of the Mortgage Trustee for compensation, expenses and indemnity to which it may be entitled under the Mortgage and (iii) as to after-acquired property, to encumbrances, if any, existing thereon at the time of acquisition.

     Under New Jersey law, the State of New Jersey owns in fee simple for the benefit of the public schools all lands now or formerly flowed by the tide up to the mean high-water line, unless it has made a valid conveyance of its interest in such property. In 1981, because of uncertainties raised as to possible claims of State ownership, the New Jersey Constitution was amended to provide that lands formerly tidal-flowed, but which were not then tidal-flowed at any time for a period of forty years, were not subject to State claims unless the State specifically defined and asserted a claim within the one-year period ending November 2, 1982. As a result, the state published maps of the eastern (Atlantic) coast of New Jersey depicting claims to portions of many properties, including certain properties we own. We believe that we have good title to such properties and will vigorously defend our title, or will obtain such grants from the State as may ultimately be required. The cost to acquire any such grants may be covered by title insurance policies. Assuming that all of such State claims were determined adversely to us, they would relate to land, which, together with the improvements thereon, would amount to less than 1.0% of our net plant in service. No maps depicting State claims to property owned by us on the western (Delaware River) side of New Jersey were published with the one-year period mandated by the Constitutional Amendment. Nevertheless, we believe that we have obtained all necessary grants from the State for our improved properties along the Delaware River.

     The after-acquired property clause may not be effective as to property acquired subsequent to the filing of a petition with respect to us under the Federal Bankruptcy Code.

     Our property subject to the lien of the Mortgage consists principally of our transmission lines, distribution lines, switching stations and substations and our gas production plants and gas distribution facilities, and includes our undivided interests as a tenant in common without right of partition in jointly-owned gas production facilities and electric transmission lines.

Issuance of Mortgage Bonds

     Mortgage Bonds may be authenticated and delivered in a principal amount not exceeding 60% of the cost or fair value to us (whichever is less) of additions or permanent improvements to the mortgaged property within 250 miles of Newark, New Jersey, after deducting the cost of property permanently abandoned and the difference between the cost and the net amount realized on the sale of property sold at a price to net less than half of its cost; but only if our unconsolidated net earnings (before income taxes, amortization of debt discount and expense and fixed charges), for twelve consecutive months within the fifteen months preceding the application for the authentication of such additional Mortgage Bonds, shall have been at least twice our fixed

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charges, including interest on the Mortgage Bonds applied for. The principal amount of additional Mortgage Bonds which may be issued on account of the acquisition of property subject to prior liens is that amount which might be issued if there were no such liens, less the principal amount of obligations secured by such liens and not then deposited with the Mortgage Trustee.

     Mortgage Bonds may also be authenticated and delivered under the Mortgage from time to time, in a principal amount equal to the principal amount of Mortgage Bonds (excluding Mortgage Bonds retired through a sinking fund or by the application of the proceeds of released property) or certain prior debt bonds purchased, paid, refunded or retired by us and deposited with the Mortgage Trustee, upon such deposit.

     Mortgage Bonds may also be issued:

•	in a principal amount not exceeding the amount of cash deposited by us with the Mortgage Trustee, to be subsequently withdrawn on account of additions or improvements or as otherwise permitted by the Mortgage, upon compliance with the conditions which, at the time of withdrawal, would authorize the authentication of Mortgage Bonds in an amount equal to the cash withdrawn; or
•	in a principal amount not exceeding the principal amount of matured or maturing Mortgage Bonds or prior debt bonds, to provide for the payment or purchase thereof, within 12 months before maturity (including a maturity resulting from a call for redemption) or at or after maturity, provided that cash equal to the principal amount of the Mortgage Bonds so issued is simultaneously deposited with the Mortgage Trustee in exchange therefor.

     All new Mortgage Bonds will be issued under one of the above provisions.

Maintenance and Depreciation Provisions

     We must maintain the useful physical property subject to the Mortgage in good and businesslike working order and condition and make all needful and proper repairs, replacements and improvements thereto. We must also maintain a reserve for renewals and replacements, reasonable according to the current standard practice of gas and electric utility companies or as approved or fixed by the BPU.

     The New Supplements will contain no maintenance provisions with respect to new Mortgage Bonds.

Dividend Restrictions

     So long as there remain outstanding any Mortgage Bonds (other than the Bonds of the 5% Series due 2037 and the 8% Series due 2037), we may not pay any dividend on our common stock other than dividends payable in shares of such stock, or make any other distribution thereon or purchase or otherwise acquire for value any such stock, if such action would reduce our earned surplus below $10,000,000 less all amounts on our books on December 31, 1948, which shall have been thereafter required to be removed, in whole or in part, therefrom by charges to earned surplus pursuant to any order or rule of any regulatory body thereafter entered.

Amendment of Mortgage

     The Mortgage may be modified by us and the Mortgage Trustee with the consent of the holders of 85% in principal amount of the Mortgage Bonds then outstanding (as defined in the Mortgage for such purposes), including, if the modification affects less than all series of Mortgage Bonds outstanding, the holders of 85% in principal amount of the outstanding Mortgage Bonds of each series affected, and excluding Mortgage Bonds owned or controlled by us or by parties owning at least 10% of our outstanding voting stock. No such change, however, may alter the interest rate, redemption price or date, maturity date, or amount payable at maturity of any outstanding Mortgage Bond or conflict with the Trust Indenture Act of 1939 as then in effect (the “TIA”).

Release and Substitution of Property

     Cash proceeds of released property held by the Mortgage Trustee:

•	may be paid to us to reimburse us for the full cost or fair value, whichever be less, of additions or improvements permitted under the Mortgage to be used as the basis for the issuance of additional Mortgage Bonds, without any net earnings requirement;
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•	may be paid to us in an amount equal to the principal amount of Mortgage Bonds or certain prior debt bonds purchased, paid, refunded or retired by us and deposited with the Mortgage Trustee;
•	may be invested in obligations of the United States; or
•	may be utilized by the Mortgage Trustee for the purchase or redemption of Mortgage Bonds at the lowest prices obtainable.

     The Mortgage Trustee must release pledged prior debt bonds of any issue if all prior debt bonds of such issue have been pledged and there is no lien on any of the mortgaged property senior to the lien of the Mortgage but junior to the lien of the prior debt bonds to be released. The Mortgage Trustee must release franchises surrendered and structures removed or abandoned by us pursuant to a legal requirement or an agreement with a state or political subdivision thereof.

     Certain additional provisions as to the release of property are referred to above under “— Issuance of Mortgage Bonds” and “— Maintenance and Depreciation Provisions.”

Defaults

The	following constitute events of default under the Mortgage:
•	default in the payment of the principal of any Mortgage Bonds or prior debt bonds;
•	default, continued for three months, in the payment of interest on any Mortgage Bonds or in the payment of any installment of any sinking fund provided for any series of Mortgage Bonds;
•	default, continued for three months after written notice to us from the Mortgage Trustee or the holders of 5% in principal amount of the outstanding Mortgage Bonds, in the observance or performance of any other covenant or condition in the Mortgage; and
•	the adjudication of PSE&G as a bankrupt, the appointment of a receiver for us or our property or the approval of a petition for our reorganization under the Federal Bankruptcy Code, if no appeal from such action is taken within 30 days, or on the same becoming final.

     The holders of 25% in principal amount of the Mortgage Bonds then outstanding (or a majority in principal amount of the Mortgage Bonds of any series in default, if default occurs in payments due with respect to Mortgage Bonds of less than all series) may require the Mortgage Trustee to take all steps needful for the protection and enforcement of the rights of the Mortgage Trustee and of the holders of Mortgage Bonds. The holders of 76% in principal amount of the Mortgage Bonds then outstanding have the right to direct and control the action of the Mortgage Trustee in any judicial or other proceedings to enforce the Mortgage.

     If a default in the payment of principal, interest or sinking fund installment affects exclusively the Mortgage Bonds of one or more series, the holders of a majority of the outstanding Mortgage Bonds of the series so affected may require the Mortgage Trustee to accelerate the maturity of such Mortgage Bonds and also may require the Mortgage Trustee to take other action for the protection of such bondholders.

Certificate of Compliance

     The Mortgage does not require us to furnish to the Mortgage Trustee any periodic evidence as to the absence of default or as to compliance with the terms of the Mortgage. However, pursuant to the provisions of the TIA, we are required to certify to the Mortgage Trustee, not less than annually, our compliance with all conditions and covenants under the Mortgage.

Concerning the Paying Agent

     US Bank National Association, the Mortgage Trustee, is a paying agent under the Mortgage. We maintain other normal banking relationships with US Bank National Association. See “— The Mortgage Trustee” below.

Book-Entry Mortgage Bonds

     Mortgage Bonds of a series may be issued, in whole or in part, in global form (a “Global Security”) that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Mortgage Bonds

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represented by a Global Security may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in the prospectus supplement, Mortgage Bonds that are represented by a Global Security will be issued in denominations of $1,000 and multiples thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on Mortgage Bonds represented by a Global Security will be made by us to the Mortgage Trustee, and then by the Mortgage Trustee to the depositary.

     We anticipate that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, that such Global Securities will be registered in the name of DTC’s nominee, and that the following provisions will apply to the depositary arrangements with respect to any such Global Securities. Additional or differing terms of the depositary arrangements will be described in the prospectus supplement.

     So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole holder of the Mortgage Bonds represented by such Global Security for all purposes under the Mortgage. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Mortgage Bonds represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Mortgage Bonds in certificated form and will not be considered the owners or holders thereof under the Mortgage. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; such laws may limit the transferability of beneficial interests in a Global Security.

     If

•	DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days following notice to us;
•	we determine, in our sole discretion, not to have any Mortgage Bonds represented by one or more Global Securities; or
•	an event of default under the Mortgage has occurred and is continuing,

then we will issue individual Mortgage Bonds in certificated form in exchange for the relevant Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Mortgage Bonds in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such Mortgage Bonds in certificated form registered in its name. Unless otherwise provided in the prospectus supplement, Mortgage Bonds so issued in certificated form will be issued in denominations of $1,000 or multiples thereof and will be issued in registered form only, without coupons.

     The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement:

     DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among its participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges in its participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants of DTC include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. The Depository Trust & Clearing Corporation is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. The Depository Trust & Clearing Corporation is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC rules applicable to its participants are on file with the SEC.

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     Except as otherwise provided in this prospectus or a prospectus supplement, purchases of Mortgage Bonds under DTC’s system must be made by or through direct participants, which will receive a credit for those Mortgage Bonds on DTC’s records. The beneficial ownership interest of each actual purchaser of each Mortgage Bond represented by a Global Security (“beneficial owner”) is in turn to be recorded on the records of the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a Global Security representing Mortgage Bonds are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners of a Global Security representing Mortgage Bonds will not receive certificates representing their ownership interests in a Global Security, except in the event that use of the book-entry system for those Mortgage Bonds is discontinued.

     To facilitate subsequent transfers, all Global Securities representing Mortgage Bonds deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co. (“Cede”), or such other name as may be requested by an authorized representative of DTC. The deposit of Global Securities with DTC and their registration in the name of Cede or such other nominee of DTC do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Global Securities representing the Mortgage Bonds; DTC’s records reflect only the identity of the direct participants to whose accounts such Mortgage Bonds are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     If applicable, redemption notices will be sent to Cede. If less than all of the Mortgage Bonds within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in that issue to be redeemed.

     Neither DTC nor Cede (nor any other nominee of DTC) will consent or vote with respect to the Global Securities representing Mortgage Bonds unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede’s consenting or voting rights to those direct participants to whose accounts book-entry securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

     Redemption proceeds, distributions and dividend payments on the Global Securities representing the Mortgage Bonds will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from us or the Mortgage Trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the Mortgage Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the Mortgage Trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

     A beneficial owner will give notice of any option to elect to have its Mortgage Bonds purchased or tendered, through its participant, to the Mortgage Trustee, and will effect delivery of such Mortgage Bonds by causing the direct participant to transfer the participant’s interest in the Global Security representing those Mortgage Bonds, on DTC’s records, to the Mortgage Trustee. The requirement for physical delivery of Mortgage Bonds in connection with an optional tender or a mandatory purchase will be deemed satisfied when the

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ownership rights in the Global Security representing those Mortgage Bonds are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered Mortgage Bonds to the Mortgage Trustee’s account with DTC.

     DTC may discontinue providing its services as depositary with respect to Mortgage Bonds at any time by giving reasonable notice to us or the Mortgage Trustee. Under those circumstances, in the event that a successor depositary is not obtained, certificates are required to be printed and delivered.

     We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

     The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

     Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of Mortgage Bonds issued as Global Securities will be direct participants in DTC.

     None of any underwriter or agent, the Mortgage Trustee, the paying agent or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Resignation and Removal of Mortgage Trustee

     The Mortgage Trustee may resign or be removed with respect to one or more series of Mortgage Bonds and a successor Mortgage Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Mortgage Trustee with respect to different series of Mortgage Bonds under the Mortgage, each such Mortgage Trustee shall be a Mortgage Trustee of a trust thereunder separate and apart from the trust administered by any other such Mortgage Trustee, and any action described herein to be taken by the Mortgage Trustee may then be taken by each such Mortgage Trustee with respect to, and only with respect to, the one or more series of Mortgage Bonds for which it is Mortgage Trustee.

The Mortgage Trustee

     We maintain ordinary banking relationships with US Bank National Association, including credit facilities and lines of credit. US Bank National Association also serves as trustee under the indenture dated December 1, 2000 with respect to our senior unsecured debt securities and under other indentures under which we or our affiliates are the obligors.

DESCRIPTION OF THE SECURED MEDIUM-TERM NOTES

     The Secured Medium-Term Notes will be issued under the Indenture of Trust, dated as of July 1, 1993 (the “Note Indenture”), between us and The Bank of New York Mellon (successor to The Chase Manhattan Bank (National Association)), as trustee (the “Note Trustee”). The Note Indenture is filed as Exhibit 4-25 to the registration statement of which this prospectus is a part. The following description summarizes the material provisions of the Note Indenture. It does not, however, describe every aspect of the Note Indenture and the Secured Medium-Term Notes. For a complete statement of such provisions, reference is made to the above-mentioned Exhibit and to the particular Articles and Sections of the Note Indenture. A copy of the Note Indenture may be inspected at the office of the Note Trustee at One Wall Street, New York, N.Y. 10286, or at the office of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Each time we sell Secured Medium-Term Notes, we will also provide a prospectus supplement that will contain specific information about the terms of that offering.

     Except as may otherwise be provided in any applicable prospectus supplement or pricing supplement, each Secured Medium-Term Note will have the following terms and provisions:

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General

     The Note Indenture provides that the Secured Medium-Term Notes of any series may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The prospectus supplement relating to each series of Secured Medium-Term Notes will specify the following terms:

•	the date of issue;
•	the stated maturity date, which will be a date ranging from 1 year to 30 years from the date of issue;
•	the interest rate;
•	the date(s) on which interest shall be payable and related regular record date(s) if other than as referred to below;
•	any optional redemption provisions;
•	the purchase price, specified as a percentage of the principal amount thereof;
•	issuance in book-entry or certificated form; and
•	any other applicable material provisions not otherwise described herein.

     The Secured Medium-Term Notes will be issued in United States dollars in minimum denominations of $1,000 or in any amount in excess thereof that is an integral multiple of $1,000, except that the denomination of any Secured Medium-Term Note issued in the form of a Global Note (as defined herein) will not exceed the maximum amount as may be specified by the Depository (as defined herein) from time to time. Unless otherwise specified in the applicable prospectus supplement, interest will be payable semi-annually in arrears on January 1 and July 1 of each year (each, an “Interest Payment Date”) and on the stated maturity date or date of earlier redemption (the “Maturity Date”) and the regular record date relating to an Interest Payment Date other than the Maturity Date will be June 15 and December 15, respectively (each, a “Regular Record Date”).

     We have designated the Note Trustee as the paying agent and registrar of the Secured Medium-Term Notes. The Secured Medium-Term Notes may be transferred or exchanged at the office of the Note Trustee referred to above. No service charge will be made to register any transfer or exchange of the Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Note Indenture does not contain any covenant or other provision that specifically is intended to afford the registered holders of the Secured Medium-Term Notes special protection in the event of a highly leveraged or similar transaction.

     The Note Indenture and the Secured Medium-Term Notes will be governed by, and construed in accordance with, the laws of the State of New Jersey.

Interest Rates and Payments

     Each Secured Medium-Term Note shall bear interest from its date of issue at the rate indicated in the applicable prospectus supplement or pricing supplement; provided, however, that the interest rate on any Secured Medium-Term Note shall not exceed 10% per annum. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the date of issue; provided, however, that the first payment of interest on any Secured Medium-Term Note originally issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such succeeding Regular Record Date. Each payment of interest will include interest accrued from and including the date of issue or the immediately preceding Interest Payment Date to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Interest will be payable on an Interest Payment Date other than the Maturity Date to the registered holder in whose name such Secured Medium-Term Note is registered at the close of business on the applicable Regular Record Date, while interest payable on the Maturity Date will be payable to the person to whom the principal thereof is payable. If interest on an Interest Payment Date other than the Maturity Date is not timely paid when due, the Note Trustee shall establish a special record date at the time when funds become available for payment

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of interest on the applicable Secured Medium-Term Note, and interest on such Secured Medium-Term Note shall be payable to the person in whose name such Secured Medium-Term Note is registered at the close of business on such special record date.

     We anticipate that the Secured Medium-Term Notes will be issued only in the form of one or more Global Notes. The principal of, and premium, if any, and interest on, any Global Note will be paid in the manner described below in “— Book-Entry System”. We may also issue Secured Medium-Term Notes in certificated form. Interest on any Secured Medium-Term Note issued in certificated form will be payable on an Interest Payment Date other than the Maturity Date by check payable in clearinghouse or similar next-day funds and mailed on such Interest Payment Date to the registered holder entitled thereto at such registered holder’s address as it appears as of the close of business on the Regular Record Date relating to such Interest Payment Date in the register for the Secured Medium-Term Notes maintained by the Note Trustee; provided, however, that each registered holder of one or more Secured Medium-Term Notes in an aggregate principal amount of $10,000,000 or more (whether or not having identical or different terms and provisions) will be entitled to receive such payments of interest on such date by wire transfer of immediately available funds to a bank within the continental United States or by direct deposit into the account of such registered holder if such account is maintained with the Note Trustee or any paying agent, provided that appropriate wire transfer instructions have been received by the Note Trustee from such registered holder at least five Business Days (as defined herein) prior to the applicable Interest Payment Date. The principal of, and premium, if any, and interest on, any Secured Medium-Term Note issued in certificated form which is due on the Maturity Date will be payable in immediately available funds upon presentation and surrender of such Secured Medium-Term Note on the Maturity Date at the office of the Note Trustee referred to above.

     If an Interest Payment Date or the Maturity Date for a Secured Medium-Term Note falls on a day that is not a Business Day, principal, premium, if any, and interest payable with respect to such Interest Payment Date or the Maturity Date, as the case may be, will be paid on the next succeeding Business Day, and no interest will accrue with respect to such required payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be. “Business Day” means each day other than a Saturday or Sunday which is not a day on which banking institutions or trust companies in The City of New York are obligated or authorized by law or executive order to close.

Mandatory Redemption

     The Secured Medium-Term Notes will be subject to mandatory redemption by us at any time that, pursuant to the provisions of Section 4C of Article Eight of the Mortgage, the proceeds of released property or other moneys held by the Mortgage Trustee are applied to the redemption of the Pledged Bond (as defined herein) that services and secures the particular series of Secured Medium-Term Notes. For purposes of determining which of our Mortgage Bonds are subject to such mandatory redemption, the Mortgage Trustee shall consider the stated annual interest rate of the Pledged Bond and not the weighted average interest rate of the outstanding Secured Medium-Term Notes. The redemption price of the Secured Medium-Term Notes in such cases shall be 100% of the principal amount thereof plus accrued interest to the date fixed for redemption. See “Description of Pledged Bond—Redemption.” In case of such redemption, the Note Trustee will give notice of redemption by mail to the registered holders of Secured Medium-Term Notes not less than 30 days nor more than 60 days prior to the date fixed for redemption. If less than all of the Secured Medium-Term Notes of the particular series are to be redeemed, the Note Trustee shall select the particular Secured Medium-Term Notes to be redeemed in such manner as it shall deem appropriate and fair.

Optional Redemption

     The applicable prospectus supplement or pricing supplement will specify the additional terms, if any, upon which the Secured Medium-Term Notes may otherwise be redeemed by us. In such case, the Note Trustee will give notice of redemption by mail to the registered holders of Secured Medium-Term Notes not less than 30 days nor more than 60 days prior to the date fixed for redemption. However, in the event that any premium would be due in connection with any Secured Medium-Term Notes to be called for redemption, the Note Trustee is prohibited from calling such Notes for redemption unless we have deposited with the Note Trustee the amount of the premium that would be due and payable on the date fixed for redemption.

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Security

     Each series of Secured Medium-Term Notes will be serviced and secured equally and ratably by a series of our Mortgage Bonds (the “Pledged Bond”), in an aggregate principal amount equal to the amount of Secured Medium-Term Notes issued and pledged by us and delivered to the Note Trustee in accordance with the Note Indenture. The Pledged Bond services and secures the payment of the principal of, and interest on, the Secured Medium-Term Notes; provided, however, that the Pledged Bond neither services nor secures any premium due in respect of such Secured Medium-Term Notes. The principal amount of the Pledged Bond deemed outstanding will at all times be equal to the outstanding principal amount of the Secured Medium-Term Notes that it services and secures. The Pledged Bond will be deemed to bear interest corresponding to the required payments of interest in respect of such Secured Medium-Term Notes. Payments of principal and interest in respect of the Secured Medium-Term Notes will constitute payments on the Pledged Bond. Each Pledged Bond constitutes a separate series of our Mortgage Bonds, all of which are secured by a lien on substantially all of the property owned by us. The registered holders of the Secured Medium-Term Notes will be entitled to the benefits of the security afforded by such lien on such property only upon the occurrence of an event of default under the Mortgage and acceleration of the principal of our Mortgage Bonds in accordance with the Mortgage. Accordingly, upon the occurrence of an Event of Default under the Note Indenture other than one relating to the acceleration of the principal of the Mortgage Bonds in accordance with the Mortgage, the registered holders of the Secured Medium-Term Notes will not be entitled to take any action with respect to the property securing the Pledged Bond. See “Description of the Pledged Bond.”

Events of Default

     The Note Indenture provides that the following shall constitute “Events of Default” with respect to any series of Secured Medium-Term Notes:

•	default in the payment of principal of, or premium, if any, on, any Secured Medium-Term Note of any series when due and payable;
•	default in the payment of interest on any Secured Medium-Term Note of any series when due and payable which continues for 30 days;
•	default in the performance or breach of any other covenant or agreement of ours in the Secured Medium-Term Notes of any series or in the Note Indenture and the continuation thereof for 60 days after written notice to us as provided in the Note Indenture;
•	the occurrence of an event of default under the Mortgage and acceleration of the principal of our Mortgage Bonds in accordance with the Mortgage; and
•	certain events of bankruptcy, insolvency or reorganization.

     If an Event of Default, other than one relating to an event of default under the Mortgage, occurs and is continuing, either the Note Trustee or the registered holders of a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of such series may declare the principal amount of all Secured Medium-Term Notes of such series to be due and payable immediately. At any time after an acceleration of the Secured Medium-Term Notes of such series has been declared, but before a judgment or decree for the immediate payment of the principal amount of such Secured Medium-Term Notes has been obtained and so long as all of our Mortgage Bonds have not been accelerated, the registered holders of a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of such series may, under certain circumstances, rescind and annul such acceleration and its consequences. If an Event of Default relating to the acceleration of the principal of the Mortgage Bonds in accordance with the Mortgage occurs, the principal of all of the Secured Medium-Term Notes, together with interest accrued thereon, shall become due and payable immediately without the necessity of any action by the Note Trustee or the holders of any Secured Medium-Term Notes; provided, however, that a rescission and annulment of the declaration that our Mortgage Bonds outstanding under the Mortgage be due and payable prior to their stated maturities shall constitute a waiver of such Event of Default and of its consequences.

     The Note Indenture contains a provision entitling the Note Trustee, subject to the duty of the Note Trustee during default to act with the required standard of care, to be indemnified by the registered holders of the Secured Medium-Term Notes of any series before proceeding to exercise any right or power under the Note

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Indenture with respect to such series at the request of such registered holders. The Note Indenture provides that no registered holders of Secured Medium-Term Notes of any series may institute any proceedings, judicial or otherwise, to enforce the Note Indenture except in the case of failure of the Note Trustee, for 60 days, to act after it has received a written request to enforce such Note Indenture by the registered holders of at least 25% in aggregate principal amount of the then outstanding Secured Medium-Term Notes of such series and an offer of reasonable indemnity. This provision will not prevent any registered holder of Secured Medium-Term Notes from instituting any proceedings to enforce payment of the principal thereof (and premium, if any) and interest thereon at the respective due dates thereof. The registered holders of a majority in aggregate principal amount of the Secured Medium-Term Notes of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Note Trustee or exercising any trust or power conferred on it with respect to the Secured Medium-Term Notes of such series, provided that such direction shall not be in conflict with any rule of law or with the Note Indenture or the Secured Medium-Term Notes of any series, shall not involve the Note Trustee in personal liability and shall not be unjustly prejudicial to registered holders of the Secured Medium-Term Notes of such series not joining therein. See “— Voting of Pledged Bond.”

     The Note Indenture provides that the Note Trustee, within 90 days after the occurrence of a default with respect to any series of Secured Medium-Term Notes, is required to give the registered holders of the Secured Medium-Term Notes of such series notice of such default, unless such default has been waived or cured.

Certificate of Compliance

     Pursuant to the TIA, we are required to certify to the Note Trustee, not less than annually, our compliance with all conditions and covenants under the Note Indenture.

Voting of Pledged Bond

     The Note Trustee, as the holder of the Pledged Bond pledged by us in accordance with the Note Indenture, shall attend any meeting of bondholders under the Mortgage as to which it receives due notice. Either at such meeting, or otherwise where any action, amendment, modification, waiver or consent to or in respect of the Mortgage or the Pledged Bond issued under the Mortgage (sometimes referred to as a “proposed action”) is sought without a meeting, the Note Trustee shall vote each series of Pledged Bond held by it as described below. The Note Trustee may agree to any proposed action without the consent of or notice to the registered holders of Secured Medium-Term Notes of any series where such proposed action would not adversely affect the registered holders of such series of Secured Medium-Term Notes. In the event that any proposed action would adversely affect the registered holders of any series of outstanding Secured Medium-Term Notes, the Note Trustee shall not vote the Pledged Bond that services and secures such series of Secured Medium-Term Notes without notice to and the approval of the registered holders of at least 662/3% in aggregate principal amount of the Secured Medium-Term Notes of such series. Notwithstanding the foregoing, the Note Trustee shall not, without unanimous consent of the registered holders of outstanding Secured Medium-Term Notes of any series, consent to any proposed action which would (i) decrease the amount payable on any Pledged Bond held by the Note Trustee, (ii) change the Interest Payment Dates or the Maturity Dates of any Pledged Bond, or (iii) require unanimous consent of the holders of the Mortgage Bonds outstanding under the Mortgage.

Consolidation, Merger and Transfer of Assets

     Under the Note Indenture, we may not consolidate with or merge into any corporation, or transfer our properties or assets substantially as an entirety to any person, unless:

•	the successor corporation or transferee is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and expressly assumes our obligations in the Secured Medium-Term Notes and the Note Indenture;
•	after giving effect to the transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; and
•	certain other conditions are met.
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Modification and Waiver

     Modifications of and amendments to the Note Indenture may be made by us and the Note Trustee with the consent of the registered holders of a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the registered holder of each outstanding Secured Medium-Term Note affected thereby:

•	change the stated maturity date of the principal of, or reduce the rate or extend the time of payment of interest on, any Secured Medium-Term Note;
•	reduce the principal amount of, or any premium on, any Secured Medium-Term Note;
•	change the place or currency of payment of the principal of (or premium, if any) or interest on any Secured Medium-Term Note;
•	change the date on which any Secured Medium-Term Note may be redeemed;
•	impair the right to institute suit for the enforcement of any required payment on or with respect to any Secured Medium-Term Note;
•	impair the security interest under the Note Indenture in any Pledged Bond; or
•	reduce the percentage of the aggregate principal amount of the outstanding Secured Medium-Term Notes of any series the consent of whose registered holders is required for modification or amendment of the Indenture or for waiver of certain defaults except to increase such percentage or to provide that certain other provisions of the Note Indenture cannot be modified or waived without the consent of the registered holder of each outstanding Secured Medium-Term Note affected thereby.

     The Note Indenture also contains provisions permitting us and the Note Trustee, without the consent of any registered holders of Secured Medium-Term Notes, to enter into supplemental indentures, in form satisfactory to the Note Trustee, for any of the following purposes:

•	to evidence the succession of another corporation to us and the assumption by such successor of our obligations and covenants in the Note Indenture and the Secured Medium-Term Notes;
•	to add to our covenants for the benefit of the registered holders of all or any series of Secured Medium-Term Notes (and if such covenants are to be for the benefit of less than all series of Secured Medium-Term Notes, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon us;
•	to change or eliminate any of the provisions of the Note Indenture, provided that any such change or elimination shall become effective only when there is no Secured Medium-Term Note outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;
•	to establish the form or terms of Secured Medium-Term Notes of any series as otherwise permitted by the Note Indenture;
•	to evidence and provide for the acceptance of appointment under the Note Indenture by a successor Note Trustee with respect to the Secured Medium-Term Notes and to add to or change any of the provisions of the Note Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Note Trustee;
•	to cure any ambiguity, to correct or supplement any provision in the Note Indenture which may be defective or inconsistent with any other provision of the Note Indenture, or to make any other provisions with respect to matters or questions arising under the Note Indenture which shall not be inconsistent with any provision of the Note Indenture, provided such other provisions shall not adversely affect the interests of the registered holders of Secured Medium-Term Notes of any series in any material respect;
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•	to modify, eliminate or add to the provisions of the Note Indenture to such extent as shall be necessary to effect the qualification of the Note Indenture under the TIA or under any similar federal statute and to add to the Note Indenture such other provisions as may be expressly required under the TIA;
•	to grant to or confer upon the Note Trustee for the benefit of the registered holders of one or more series of Secured Medium-Term Notes any additional rights, remedies, powers or authority;
•	to permit the Note Trustee to comply with the law;
•	to define or specify the duties, responsibilities and relationships of and among the Note Trustee and any authenticating or paying agent; or
•	to make any other change that is not prejudicial, in our judgment, to the Note Trustee or the registered holders of any Secured Medium-Term Notes.

     The registered holders of a majority in aggregate principal amount of the Secured Medium-Term Notes of any series may, on behalf of all registered holders of the Secured Medium-Term Notes of such series, waive any past default or Event of Default except

•	with respect to an Event of Default relating to an event of default under the Mortgage,
•	a default in the payment of principal of, or premium, if any, or interest on, any Secured Medium-Term Note of such series, or
•	a default in respect of a covenant or provision the modification or amendment of which would require the consent of the registered holder of each outstanding Secured Medium-Term Note affected thereby.

Satisfaction and Discharge

     The Note Indenture provides that we will be discharged from any and all obligations in respect of any series of Secured Medium-Term Notes (except for certain obligations such as obligations to register the transfer or exchange of Secured Medium-Term Notes of such series, replace stolen, lost or mutilated Secured Medium-Term Notes of such series and certain other matters) if, among other things, we irrevocably deposit with the Note Trustee, in trust for the benefit of registered holders of Secured Medium-Term Notes of such series, money or United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to make all payments of principal of, and premium, if any, and interest on, the Secured Medium-Term Notes of such series on the dates such payments are due in accordance with the terms of the Note Indenture and the Secured Medium-Term Notes of such series. Thereafter, the registered holders of Secured Medium-Term Notes of such series must look only to such deposit for payment of the principal of, and premium, if any, and interest on, Secured Medium-Term Notes of such series.

Concerning the Note Trustee

     We maintain ordinary banking relationships with The Bank of New York Mellon, the Note Trustee, including credit facilities and lines of credit. The Bank of New York Mellon also serves as trustee under other indentures under which we or our affiliates are the obligor. Thomas A. Renyi, retired Executive Chairman of The Bank of New York Mellon, is a member of the Board of Directors of our parent, PSEG.

Book-Entry System

     The Secured Medium-Term Notes may be issued, in whole or in part, in global form (a “Global Note”) that will be deposited with, or on behalf of, DTC (the “Depository”) and registered in the name of the Depository’s nominee. A Global Note may represent one or more Secured Medium-Term Notes of the same series, provided that all Secured Medium-Term Notes represented by a Global Note will bear interest at the same rate and have the same date of issue, stated maturity date, optional redemption terms, if any, and other variable terms. Except as set forth below, a Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any nominee to a successor of the Depository or a nominee of such successor. For more information on the Depository, see “Description of the Mortgage Bonds—Book-Entry Mortgage Bonds.”

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DESCRIPTION OF THE PLEDGED BOND

     One Pledged Bond will be issued under and secured by the Mortgage with respect to each series of Secured Medium-Term Notes. For a description of the Mortgage, see “Description of the Mortgage Bonds.” Each Pledged Bond will constitute a series of our Mortgage Bonds.

     The Pledged Bond will be issued initially to the Note Trustee and will be issuable only in fully registered form in any denomination authorized by us. The Pledged Bond will be transferable and the several denominations thereof will be exchangeable for Bonds of other authorized denominations but of the same series and aggregate principal amount, upon compliance with the applicable provisions of the Mortgage. No service charge will be made for any such transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

Interest, Maturity and Payment

     Interest on the Pledged Bond shall accrue at a fixed rate per annum stated in the applicable prospectus supplement computed on the basis of a 360-day year of twelve 30-day months and shall be payable semi-annually in arrears on January 1 and July 1 of each year, subject to receipt of certain credits against principal and interest and such obligations as set forth below.

     In addition to any other credit, payment or satisfaction to which we are entitled with respect to the Pledged Bond, we shall be entitled to credits against amounts otherwise payable in respect of the Pledged Bond in an amount corresponding to

•	the principal amount of any of our Secured Medium-Term Notes issued under the Note Indenture secured thereby surrendered to the Note Trustee by us, or purchased by the Note Trustee, for cancellation,
•	the amount of money held by the Note Trustee and available and designated for the payment of principal or redemption price (other than premium) of, and/or interest on, the Secured Medium-Term Notes secured thereby, regardless of the source of payment to the Note Trustee of such moneys and
•	the amount by which principal of and interest due on the Pledged Bond exceeds principal of and interest due on the Secured Medium-Term Notes secured thereby.

     The Note Trustee shall make notation on the Pledged Bond of any such credit.

Redemption

     The Pledged Bond shall be subject to redemption prior to maturity under the conditions and upon payment of the amounts as may be specified in the following conditions:

•	at any time in whole or in part at our option upon receipt by the Mortgage Trustee of written certification by us and the Note Trustee that the principal amount of the Secured Medium-Term Notes then outstanding under the Note Indenture is not in excess of such principal amount of the Pledged Bond as shall remain pledged to the Note Trustee after giving effect to such redemption; or
•	at any time by the application of any proceeds of released property or other money held by the Mortgage Trustee and which, pursuant to the Mortgage, are applied to the redemption of the Pledged Bond, upon payment of 100% of the principal amount thereof, together with interest accrued to the redemption date, provided that any such payment shall be subject to receipt by us of certain credits against such obligations as set forth above; or
•	automatically upon any failure to pay the principal of any Secured Medium-Term Notes then outstanding under the Note Indenture when due, on their stated maturity date or earlier redemption or repayment date, in a principal amount of Pledged Bonds equal to the principal amount of such Secured Medium-Term Notes, in each case, at a price equal to 100% of the principal amount thereof, together with accrued interest, if applicable.
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PLAN OF DISTRIBUTION

Mortgage Bonds

     We may sell the Mortgage Bonds directly to purchasers or indirectly through underwriters, dealers or agents. The names of any such underwriters, dealers or agents will be set forth in the relevant prospectus supplement. We will also set forth in the relevant prospectus supplement:

•	the terms of the offering of the Mortgage Bonds;
•	the proceeds we will receive from the offering;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which we may list the Mortgage Bonds.

     We may distribute the Mortgage Bonds from time to time in one or more transactions at:

•	a fixed price;
•	prices that may be changed;
•	market prices at the time of sale;
•	prices related to prevailing market prices; or
•	negotiated prices.

     We will describe the method of distribution in the relevant prospectus supplement.

     If we use underwriters with respect to an offering of the Mortgage Bonds, we will set forth in the relevant prospectus supplement:

•	the name of the managing underwriter, if any;
•	the names of any other underwriters; and
•	the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any.

     The underwriters will acquire any Mortgage Bonds for their own accounts and they may resell the Mortgage Bonds from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price and at varying prices determined at the time of sale.

     Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We anticipate that any underwriting agreement pertaining to any Mortgage Bonds will:

•	entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters may be required to make related to any such civil liability;
•	subject the obligations of the underwriters to certain conditions precedent; and
•	obligate the underwriters to purchase all Mortgage Bonds offered in a particular offering if any such Mortgage Bonds are purchased.

     If we use a dealer in an offering of the Mortgage Bonds, we will sell such Mortgage Bonds to the dealer, as principal. The dealer may then resell the Mortgage Bonds to the public at varying prices to be determined by such dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the prospectus supplement.

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     If we use an agent in an offering of the Mortgage Bonds, we will name the agent and describe the terms of the agency in the relevant prospectus supplement. Unless we indicate otherwise in the prospectus supplement, we will require an agent to act on a best efforts basis for the period of its appointment.

Secured Medium-Term Notes

     If we sell Secured Medium-Term Notes, we will offer them on a continuing basis through such agents as we shall designate, each of which will be required to agree to use its reasonable best efforts to solicit purchases of the Secured Medium-Term Notes. The Secured Medium-Term Notes may also be sold to an agent as principal for reoffering as described below. We will have the sole right to accept offers to purchase Secured Medium-Term Notes and may reject any proposed purchase of Secured Medium-Term Notes in whole or in part. Each agent will have the right, in its discretion reasonably exercised, to reject any proposed purchase of Secured Medium-Term Notes through it in whole or in part. We will pay a commission to an agent, depending upon maturity, at the rate or rates stated in the applicable prospectus supplement for each Secured Medium-Term Note sold through such agent.

     Unless otherwise specified in the applicable prospectus supplement, any Secured Medium-Term Note sold to an agent as principal will be purchased by such agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Secured Medium-Term Note of identical maturity. Such Secured Medium-Term Note may be resold by the agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale or may be resold to certain dealers. Resales of Secured Medium-Term Notes by an agent to a dealer may be made at a discount, which will not be in excess of the discount to be received by such agent from us. After the initial public offering of Secured Medium-Term Notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price, concession and discount may be changed.

General Information

     Dealers and agents named in a prospectus supplement may be considered underwriters of the Mortgage Bonds or Secured Medium-Term Notes described in the prospectus supplement under the Securities Act. We may indemnify them against certain civil liabilities under the Securities Act.

     If underwriters are used in the sale of Mortgage Bonds or if Secured Medium-Term Notes are sold to agents as principal to be resold to investors and other purchasers, to facilitate the offering, the underwriters or agents may engage in transactions that stabilize, maintain or otherwise affect the price of such Mortgage Bonds or Secured Medium-Term Notes. Specifically, the underwriters or agents may over-allot in connection with the offering, creating a short position in such Mortgage Bonds or Secured Medium-Term Notes for their own accounts. In addition, to cover over-allotments or to stabilize the price of such Mortgage Bonds or Secured Medium-Term Notes, the underwriters or agents may bid for, and purchase, such Mortgage Bonds or Secured Medium-Term Notes in the open market. Finally, in any offering of Mortgage Bonds or Secured Medium-Term Notes through a syndicate of underwriters or agents, the syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such Mortgage Bonds or Secured Medium-Term Notes in the offering, if the syndicate repurchases previously distributed Mortgage Bonds or Secured Medium-Term Notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of such Mortgage Bonds or Secured Medium-Term Notes above independent market levels. The underwriters or agents are not required to engage in these activities, and may end any of these activities at any time.

     In the ordinary course of business, we may engage in transactions with underwriters, dealers, agents and their affiliates and they may perform services for us.

     We may solicit offers to purchase the Mortgage Bonds or Secured Medium-Term Notes and make sales directly to institutional investors or others who may be considered underwriters under the Securities Act with respect to such sales. We will describe the terms of any such offer in the relevant prospectus supplement. We may also sell the Mortgage Bonds or Secured Medium-Term Notes through competitive bidding procedures described in the relevant prospectus supplement.

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     If we authorize underwriters or our agents to solicit offers to purchase the Mortgage Bonds or Secured Medium-Term Notes from institutional investors pursuant to contracts providing for payment and delivery at a future date, we will indicate that we are doing so in the relevant prospectus supplement.

     Each series of Mortgage Bonds or Secured Medium-Term Notes will be a new issue and will have no established trading market. We may elect to list any series of new Mortgage Bonds or Secured Medium-Term Notes on an exchange, but unless we advise you differently in the prospectus supplement, we have no obligation to cause any Mortgage Bonds or Secured Medium-Term Notes to be so listed. Any underwriters or agents to or through whom we sell Mortgage Bonds or Secured Medium-Term Notes for public offering and sale may make a market in the Mortgage Bonds or Secured Medium-Term Notes, but will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the development or maintenance of, any trading markets for any Mortgage Bonds or Secured Medium-Term Notes.

     We will estimate our expenses associated with any offering of Mortgage Bonds or Secured Medium-Term Notes in the relevant prospectus supplement.

LEGAL OPINIONS

     The legality of the Mortgage Bonds and Secured Medium-Term Notes will be passed on for us by M. Courtney McCormick, Esquire, our Deputy General Counsel, or Tamara L. Linde, Esquire, our Executive Vice President and General Counsel, who may rely on the opinion of Ballard Spahr LLP, of Philadelphia, Pennsylvania, as to matters of Pennsylvania law. Sidley Austin LLP, New York, New York, will act as counsel for any underwriters, agents or dealers and may rely on the opinion of Ms. McCormick or Ms. Linde as to matters of New Jersey law and on the opinion of Ballard Spahr LLP as to matters of Pennsylvania law. Mses. McCormick and Linde own shares of common stock of PSEG. Sidley Austin LLP has from time to time represented, and continues to represent, PSE&G and its affiliates in connection with certain unrelated legal matters.

     Ms. McCormick has reviewed the statements in this prospectus as to the lien of the Mortgage securing the Mortgage Bonds under “Description of the Mortgage Bonds — Lien and Security” (except insofar as they relate to the lien of the Mortgage on our property located in Pennsylvania). Such statements insofar as they relate to the lien of the Mortgage on our property located in Pennsylvania have been reviewed by Ballard Spahr LLP. The statements as to liens and encumbrances on our property are based in part on title insurance policies and reports and searches obtained from companies engaged in the business of insuring title to real estate in New Jersey and from a company engaged in the business of insuring title to real estate in Pennsylvania, and on certificates or opinions of local counsel in Pennsylvania deemed by Ballard Spahr LLP to be reliable and competent. All the statements made or referred to in this paragraph, as to matters of law and legal conclusions, are made in reliance upon Ms. McCormick and Ballard Spahr LLP, respectively.

EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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$2,000,000,000

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

SECURED MEDIUM-TERM NOTES, SERIES K
DUE 1 YEAR TO 30 YEARS
FROM DATE OF ISSUE

PROSPECTUS SUPPLEMENT

Barclays
BNP PARIBAS
BNY Mellon Capital Markets, LLC
CIBC
Credit Suisse
Goldman, Sachs & Co.
J.P. Morgan
MUFG
Mizuho Securities
Morgan Stanley
RBC Capital Markets
Scotiabank
Wells Fargo Securities

May 6, 2015